                                                                       Exhibit 2

              THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO

                           AMENDED PLAN OF CONVERSION

                                Table of Contents

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
1.     Introduction.......................................................................................................1

2.     Definitions........................................................................................................1

3.     Procedures for the Conversion......................................................................................4

4.     Initial Purchase Price of Common Shares and Number of Common Shares to be Offered..................................5

5.     Subscription Rights of Eligible Account Holders....................................................................6

6.     Subscription Rights of Tax-Qualified Employee Stock Benefit Plans..................................................6

7.     Subscription Rights of Supplemental Eligible Account Holders.......................................................7

8.     Subscription Rights of Other Eligible Members......................................................................7

9.     Subscription Rights of Directors, Officers and Employees...........................................................7

10.    Community Offering, Public Offering and Other Offerings............................................................8

11.    Additional Limitations on Purchases................................................................................8

12.    Procedures for the Offerings......................................................................................10

13.    Payment for Common Shares.........................................................................................10

14.    Expiration of Subscription Rights.................................................................................11

15.    Compliance with Securities Laws...................................................................................12

16.    Rights of Shareholders After Completion of Conversion.............................................................12

17.    Liquidation Account...............................................................................................12

18.    Accounts in Converted Company.....................................................................................13

19.    Restrictions on Purchases and Sales of Common Shares by Officers and Directors Following Conversion...............13

20.    Restrictions on Acquisition of the Company or the Holding Company.................................................13

21.    Consummation of Conversion........................................................................................14

22.    Adoption of Amended Articles and Amended Constitution.............................................................14

23.    Tax Rulings/Opinions..............................................................................................14

24.    Directors and Officers of the Company.............................................................................14

25.    Stock Benefit Plans...............................................................................................14

26.    Registration of Common Shares; Market for Common Shares...........................................................14

27.    Establishment and Funding of Charitable Foundation................................................................15

28.    Expenses of Conversion............................................................................................15

29.    Amendment or Termination of this Plan.............................................................................15

30.    Interpretation of this Plan.......................................................................................15

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                                       A-i

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              THE HOME SAVINGS AND LOAN COMPANY OF YOUNGSTOWN, OHIO


                           AMENDED PLAN OF CONVERSION


1.       INTRODUCTION.


         The Board of Directors of The Home Savings and Loan Company of
Youngstown, Ohio (the "Company") adopted a Plan of Conversion on December 9,
1997. On May 6, 1998, the Board of Directors approved certain amendments to the Plan of Conversion, all of which are incorporated into this Amended Plan of Conversion. This Amended Plan of Conversion is hereinafter referred to as this "Plan."

         The Board of Directors of the Company believes that a conversion of the Company from a mutual savings and loan association incorporated under Ohio law to a permanent capital stock savings and loan association incorporated under Ohio law (the "Conversion") pursuant to this Plan is in the best interests of the Company, its members, depositors, customers, employees and the communities it serves. In connection with the conversion to stock form, the Company has formed a holding company (the "Holding Company") which will provide the Company with greater organizational and operational flexibility, including increased versatility for effecting mergers and acquisitions of other financial institutions. The Holding Company will own all of the issued and outstanding common stock of the Company.


         Through the sale of common shares of the Holding Company, the Conversion will provide increased capital levels to support and enhance lending and investment activities, diversification into additional financial services activities and growth. The increased capital from the Conversion will further enhance the Company's ability to meet the borrowing and other financial needs of the communities it currently serves.


         To further demonstrate the commitment of the Company to the communities it serves, the Plan provides that the Company may establish or contribute to a charitable foundation in connection with the Conversion. The contribution of funds for shares of the holding company to a charitable foundation would allow the communities served by the Company to benefit from the growth and profitability of the Company and the Holding Company. The foundation would be funded either through a contribution of cash by the Company prior to the Conversion or through the donation of common shares of the Holding Company immediately after the Conversion, or a combination thereof.


         This Plan is subject to the approval of the Ohio Department of Commerce, Division of Financial Institutions, and the Office of Thrift
Supervision and must be adopted by a majority of the members of the Company eligible to vote at a special meeting of members.



2.       DEFINITIONS.

         As used in this Plan, the following terms have the following meanings:

         ACTING IN CONCERT means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

         ACTUAL PURCHASE PRICE means the actual uniform price per share at which Common Shares are ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

         AFFILIATE, when used to indicate a relationship with a specified
         Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person.

         AMENDED ARTICLES means the Amended Articles of Incorporation of the Company which are in the form attached hereto as Exhibit I and which authorize the issuance of capital stock and which will be filed with the Ohio Secretary of State on the date on which the Conversion becomes effective.

         AMENDED CONSTITUTION means the Amended Constitution of the Company which is in the form attached hereto as Exhibit II and which will be filed with the Division on the date on which the Conversion becomes effective.



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         APPLICATION means the Application for Conversion on Form AC to be filed by the Company with the OTS pursuant to Title 12, Code of Federal
         Regulations, Part 563b and with the Division pursuant to Ohio
         Administrative Code Section 1301:2-1-16.

         ASSOCIATE, when used to indicate a relationship with any Person, means
         (i) any corporation or organization (other than the Company, the Holding Company or a majority-owned subsidiary of the Company or the Holding Company) of which such Person is an Officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term will not include a Tax-Qualified Employee Stock Benefit
         Plan, or a non-tax-qualified employee stock benefit plan and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or an Officer.

         BROKER means any Person engaged in the business of effecting transactions in securities for the account of others.

         CODE means the Internal Revenue Code of 1986, as amended.

         COMMON SHARES means the common shares of the Holding Company to be offered and sold by the Holding Company in connection with the Conversion, but shall not include shares, if any, issued to a charitable foundation pursuant to Section 27 hereof.


         COMMUNITY MEMBER means any natural person who, on the date of submission of an Order Form, is a resident of Mahoning, Trumbull or Columbiana County, the counties in Ohio in which the Company has its home and branch offices.

         COMMUNITY OFFERING means the offering of Common Shares to the public concurrently with or after the completion of the Subscription Offering in a manner by which Community Members are given preference.


         COMPANY means The Home Savings and Loan Company of Youngstown, Ohio, in its mutual form or stock form, as appropriate.

         CONVERSION means the change in the form of the Company from the mutual to the permanent capital stock form upon (i) the adoption and filing of the Amended Articles and the Amended Constitution; (ii) the sale and issuance of Common Shares by the Holding Company in the Offerings, and
         (iii) the purchase by the Holding Company of the capital stock of the Company.

         DEALER means any Person who engages either for all or part of such person's time, directly or indirectly, as an agent, Broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person.


         DEMAND ACCOUNT has the same meaning as specified in Title 12, Code of Federal Regulations, Part 561, as in effect on the date this Plan is adopted by the Board of Directors of the Company.


         DIRECTOR means a director of the Holding Company, the Company or any subsidiary.

         DIVISION means the Division of Financial Institutions of the Department of Commerce of the State of Ohio.

         ELIGIBILITY RECORD DATE means the close of business on July 31, 1996, the record date set by the Company for determining Eligible Account
         Holders.

         ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit in the Company on the Eligibility Record Date.

         EMPLOYEE means an employee of the Company or any subsidiary.

         ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total Common Shares to be offered in the Conversion, as determined by the Independent Appraiser in accordance with Section 4 of this Plan.



                                       2

         FDIC means the Federal Deposit Insurance Corporation, an agency of the United States Government, or any successor thereto.

         FOUNDATION means the charitable foundation, described in Section 27 of this Plan, which will qualify as an exempt organization under Section 501(c)(3) of the Code.

         HOLDING COMPANY means the corporation to be formed at the direction of the Company for the purpose of becoming a savings and loan holding company through the acquisition of all of the capital stock to be issued by the Company in connection with the Conversion.

         INDEPENDENT APPRAISER means the firm employed by the Company to determine the estimated pro forma market value of the Common Shares.

         INITIAL PURCHASE PRICE means the price per share to be paid initially for Common Shares subscribed for in the Subscription Offering or ordered in the Community Offering.

         LIQUIDATION ACCOUNT means the account established in accordance with
         Section 17 of this Plan for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account at the Company after the Conversion.

         MEMBER means any Person qualifying as a member of the Company under its articles of incorporation and constitution in effect on the date of the Special Meeting.

         OFFERINGS means the Subscription Offering, the Community Offering and the Public Offering, if any.

         OFFICER means the Chairman of the Board of Directors, the President, a Vice President, the Secretary, the Treasurer or principal financial officer, or the comptroller or principal accounting officer of the Holding Company or the Company and any other person performing similar functions for the Holding Company or the Company.

         ORDER FORMS means the original forms which will be sent to Participants to exercise their Subscription Rights in accordance with this Plan and which may be sent to Persons in the Community Offering and the Public Offering to order Common Shares.

         OTHER ELIGIBLE MEMBER means a Voting Member, other than an Eligible Account Holder or a Supplemental Eligible Account Holder.

         OTS means the Department of the Treasury, Office of Thrift Supervision, an agency of the United States Government.

         PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder, Other Eligible Member or Director, Officer or Employee.



         PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

         PROSPECTUS means the document or documents describing the terms and conditions of the Offerings, including a complete description of the business and affairs of the Company and the Holding Company.

         PROXY means the form of authorization by which a Person is, or may be deemed to be, designated to act for a Voting Member in the exercise of his or her voting rights in the affairs of the Company.

         PROXY MATERIALS means the Notice of Special Meeting, the Proxy Statement and the form of Proxy used in connection with soliciting Proxies from Members for use at the Special Meeting.

         PUBLIC OFFERING means an underwritten firm commitment offering of Common Shares to the public through one or more underwriters.


         QUALIFYING DEPOSIT means the aggregate balance of all Savings Accounts and, as permitted by 12 C.F.R. Section 563b3.3(e)(1), the aggregate balance of all Demand Accounts, owned by an Eligible Account Holder or a Supplemental Eligible Account Holder at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, respectively; provided, however, that Savings Accounts and Demand Accounts with an aggregate deposit balance of less than $50 will not constitute a Qualifying Deposit.


         SAVINGS ACCOUNT has the same meaning as specified in Title 12, Code of Federal Regulations, Part 561, as in effect on the date this Plan is adopted by the Board of Directors of the Company, and includes certificates of deposit.

         SEC means the Securities and Exchange Commission, an agency of the United States Government.

         SPECIAL MEETING means the meeting of the Voting Members of the Company called for the specific purpose of submitting this Plan to the Voting Members for approval.

         SUBSCRIPTION OFFERING means the offering of Common Shares to the holders of Subscription Rights.

         SUBSCRIPTION RIGHTS means the nontransferable rights issued by the Company to Participants to purchase Common Shares in the Subscription Offering pursuant to this Plan.

         SUPPLEMENTAL ELIGIBILITY RECORD DATE means the last day of the calendar quarter preceding the approval of the Application by the OTS and the record date used for determining Supplemental Eligible Account Holders. Such date shall be required by this Plan if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to approval of the Application by the OTS.

         SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date, except Officers and Directors and their Associates.

         TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan of the Holding Company or the Company, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan which, with its related trust, meets the requirements for qualification under Section 401 of the Code.

         VOTING MEMBER means any Member of the Company eligible to vote at the Special Meeting.

         VOTING RECORD DATE means the record date fixed by the Board of Directors of the Company in accordance with Ohio law and the articles of incorporation and constitution of the Company for determining the eligibility of Members to vote on this Plan at the Special Meeting.

3.       PROCEDURES FOR THE CONVERSION.

         The following procedures will be followed to effect the Conversion:

         (a) Promptly after the adoption of this Plan by a vote of at least two-thirds of the members of the Board of Directors of the Company, the Company will publish a notice of the adoption of this Plan in an English language newspaper having general circulation in each community in which an office of the Company is located. Copies of this Plan will also be made available for inspection by Members at the offices of the Company.

         (b) The Company will submit this Plan for approval, together with all other requisite materials, to the OTS and the Division in the form of the Application. After the filing of the Application with the OTS and the Division, the Company (i) will prominently post in each of the offices of the Company and publish in an English language newspaper having general circulation in each community in which an office of the Company is located a notice to the effect that the Company has filed the Application with the OTS, and (ii) when advised by the Division, will prominently post in each of the offices of the Company and publish in an English language newspaper having general circulation in each community in which an office of the Company is located a notice to the effect that the Company has filed the Application with the Division.

         (c) The Holding Company will be incorporated, after which the Board of Directors of the Holding Company will consent to the Plan by at least a two-thirds vote. As soon as practicable after the adoption of the Plan by the Board of Directors of the Holding Company, the Holding Company will submit or cause to be submitted to the OTS such applications as may be required for approval of the Holding Company's acquisition of the Company. In addition, the Holding Company will file a registration statement with the SEC to register the Common Shares under the Securities Act of 1933, as amended. The Holding Company will also register the Common Shares under any applicable state securities laws, subject to Section 15 hereof.

         (d) After the OTS and the Division approve the Application and the SEC approves the registration statement, the Company will mail Proxy Materials to each of the Voting Members at his or her last known address appearing on the records of the Company for the purpose of soliciting the Proxies of Voting Members for use at the Special Meeting. The approval of this Plan requires the affirmative vote, cast in person or by Proxy, of a majority of the total outstanding votes entitled to be cast at the Special Meeting. The Company may, at its option, mail to all Voting Members a proxy statement in either long or summary form describing this Plan. If the Company provides a summary form proxy statement, the Company shall also mail to all Eligible Account Holders and Supplemental Eligible Account Holders who are not Voting Members a letter informing them of their right to receive a Prospectus and an Order Form and other materials relating to the Conversion by returning a postage-paid card which will be distributed with the Proxy Materials or such letter.

         (e) Subject to the approval of this Plan by the Voting Members at the Special Meeting, Common Shares will be offered simultaneously to Participants in the respective priorities set forth in Sections 5, 6, 7, 8 and 9 of this Plan. All sales of Common Shares to Participants will be completed at the earliest practicable date following expiration of the Subscription Rights provided for in this Plan. Notwithstanding anything in this Plan to the contrary, the Company, in its sole discretion, may commence the Subscription Offering concurrently with or at any time after the mailing to the Voting Members of the Proxy Materials and may complete the Subscription Offering before the Special Meeting, provided that the offer and sale of Common Shares shall be conditioned upon the approval of this Plan by the Voting Members. In the event that the Company elects, in its discretion, to commence the Subscription Offering after the Special Meeting, the Subscription Offering will be commenced not later than 45 days after the date on which the Special Meeting is adjourned, except as may otherwise be approved by the OTS. Concurrently with, following the commencement of or following the completion of the Subscription Offering, the Company may also offer Common Shares in the Community Offering, subject to the prior satisfaction of the Subscription Rights of the Participants. Following the completion of the Community Offering, the Company may offer any remaining Common Shares in a Public Offering.

         (f) The Holding Company will use a portion of the net proceeds from the Offerings to purchase all of the capital stock of the Company to be outstanding upon the consummation of the Conversion.

         (g) All other steps considered necessary or desirable by the Boards of Directors of the Company and the Holding Company to effect the Conversion will be taken pursuant to applicable laws and regulations.

4. INITIAL PURCHASE PRICE OF COMMON SHARES AND NUMBER OF COMMON SHARES TO BE OFFERED.

         (a) The Initial Purchase Price will be determined by the Boards of Directors of the Company and the Holding Company before the commencement of the Subscription Offering, subject to adjustment as described below. The Actual Purchase Price and the number of Common Shares to be sold in connection with the Conversion will be determined by the Boards of Directors of the Company and the Holding Company before the completion of all sales of Common Shares contemplated by this Plan on the basis of the estimated pro forma market value of the Company, as converted. No fractional shares will be issued in connection with the Conversion.

         (b) The estimated pro forma market value of the Company, as converted, will be determined by the Independent Appraiser, based upon such factors as the Independent Appraiser deems appropriate and as are consistent with the regulations of the OTS and the Division. Immediately before the commencement of the Subscription Offering, the Estimated Price Range will be established. The maximum of the Estimated Price Range shall be 15% above the pro forma market value of the Company and the minimum of the Estimated Price Range shall be 15% below the pro forma market value of the Company. The Independent Appraiser will review, from time to time as appropriate or as required by law or regulation, developments subsequent to its valuation to determine whether the estimated pro forma market value of the Company, as converted, should be revised.

         (c) If, after the commencement of the Subscription Offering, the Independent Appraiser determines that the estimated pro forma market value of the Company, as converted, has increased or decreased due to subsequent developments, the

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Conversion may be completed without notifying Persons who have subscribed for
Common Shares and without a resolicitation of subscriptions from such Persons if such estimated pro forma market value is not less than the minimum of the

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Estimated Price Range and does not exceed the maximum of the Estimated Price
Range by more than 15%. If, however, as a result of any such change, the estimated pro forma market value of the Company is less than the minimum of the Estimated Price Range or exceeds the maximum of the Estimated Price Range by more than 15%, a new Estimated Price Range may be established and the Board of Directors may, with the approval of the OTS and the Division, elect to increase or decrease the number of Common Shares to be sold in connection with the Conversion or increase or decrease the Initial Purchase Price, in which case Persons who have subscribed for Common Shares will be notified and will be given the opportunity to increase, decrease or rescind their subscriptions.

5.       SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS.

         (a) Each Eligible Account Holder will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount which may be purchased in the Public Offering or the Community Offering, (ii) one-tenth of one percent (.10%) of the total number of Common Shares to be sold in connection with the Conversion, and
(iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares to be sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitations set forth in Section 11 of this Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in Section 11 of this Plan.

         (b) In the event that subscriptions for Common Shares are received from Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 5 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Eligible Account Holders in a manner by which each subscribing Eligible Account Holder, to the extent possible, will be permitted to subscribe for a number of shares sufficient to make such Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares and (ii) the number of shares subscribed for by such Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total of the Qualifying Deposits of all subscribing Eligible Account Holders. No fractional shares will, however, be issued in connection with the Conversion.

         (c) The Subscription Rights of the Eligible Account Holders are subordinate to the limited priority rights of the Tax-Qualified Employee Stock Benefit Plans of the Company as set forth in Section 6 of this Plan. For purposes of paragraph (b) of this Section 5, Subscription Rights held by Eligible Account Holders who are also Officers or Directors, and their Associates, to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date, will be subordinated to the Subscription Rights of all other Eligible Account Holders.


6.       SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

         The Tax-Qualified Employee Stock Benefit Plans of the Company will receive non-transferable Subscription Rights to purchase up to 10% of the Common Shares to be sold in connection with the Conversion, subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in
Section 11 of this Plan. The Subscription Rights of the Tax-Qualified Employee Stock Benefit Plans are subordinate to the Subscription Rights of Eligible Account Holders pursuant to Section 5 of this Plan, except that if the final pro forma market value of the Company exceeds the maximum of the Estimated Price Range determined pursuant to Section 4 of this Plan, the Tax-Qualified Employee Stock Benefit Plans shall have first priority with respect to the amount of Common Shares sold in excess of the maximum of the Estimated Price Range. Common Shares purchased by an individual participant (a "Plan Participant") in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Plan Participant in his individual capacity as an Eligible Account Holder or Supplemental Eligible Account Holder and purchases by such Plan Participant in the Community Offering or the Public Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Shares that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6, if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount.

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7.       SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.

         (a) In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application filed prior to OTS approval of the Application, then, and only in that event, each Supplemental Eligible Account Holder will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount which may be purchased in the Public Offering or the Community Offering, (ii) one-tenth of one percent (.10%) of the total number of Common Shares to be sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares to be sold in connection with the Conversion by a fraction, the numerator of which is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitations set forth in Section 11 of this Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in Section 11 of this Plan.

         (b) In the event that subscriptions for Common Shares are received from Supplemental Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 7 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders in a manner by which each subscribing Supplemental Eligible Account Holder, to the extent possible, will be permitted to subscribe for a number of Common Shares sufficient to make such Supplemental Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares and (ii) the number of Common Shares subscribed for by such Supplemental Eligible Account Holder. Any Common Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each such Supplemental Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders. No fractional shares will be issued, however, in connection with the Conversion.

         (c) Subscription Rights received pursuant to this Section 7 are subordinate to the Subscription Rights of Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans pursuant to Sections 5 and 6 of this Plan. Any Subscription Rights received by an Eligible Account Holder pursuant to
Section 5 of this Plan will be applied in partial satisfaction of Subscription Rights received pursuant to this Section 7.

8.       SUBSCRIPTION RIGHTS OF OTHER ELIGIBLE MEMBERS.

         (a) Each Other Eligible Member will receive, without payment therefor, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount of Common Shares which may be purchased in the Public Offering or the Community Offering, and (ii) one-tenth of one percent (.10%) of the total number of Common Shares to be sold in connection with the Conversion, subject to the overall purchase limitations set forth in Section 11 of this Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in Section 11 of this Plan.

         (b) In the event that subscriptions for Common Shares are received from Other Eligible Members upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 8 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Other Eligible Members in the same proportion that their respective subscriptions bear to the aggregate subscriptions of all Other Eligible Members; provided, however, that, to the extent sufficient Common Shares are available, each subscribing Other Eligible Member shall be permitted to purchase 25 Common Shares before the remaining available Common Shares are allocated. No fractional shares will be issued, however, in connection with the Conversion.

         (c) Subscription Rights received by Other Eligible Members pursuant to this Section 8 are subordinate to the Subscription Rights received by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Sections 5, 6 and 7 of this Plan.

9.       SUBSCRIPTION RIGHTS OF DIRECTORS, OFFICERS AND EMPLOYEES.

         (a) Directors, Officers and Employees of the Company shall receive, without payment therefor, non-transferable Subscription Rights to purchase, in the aggregate, up to 15% of the Common Shares to be sold in connection with the Conversion, subject to the overall purchase limitations set forth in Section 11 of this Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in Section 11 of this Plan.

         (b) In the event that subscriptions for Common Shares are received from Directors, Officers and Employees upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 9 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the individual Directors, Officers and Employees of the Company on an equitable basis to be determined by the Board of Directors of the Company by giving weight to a Person's period of service, compensation and position. If any such Director, Officer or Employee does not subscribe for his or her full allocation of Common Shares, any Common Shares not subscribed for may be purchased by other Directors, Officers and Employees of the Company in proportion to their respective Subscription Rights. No fractional shares shall be issued, however, in connection with the Conversion.

         (c) Subscription Rights received by Directors, Officers and Employees of the Company pursuant to this Section 9 are subordinate to the Subscription Rights received by Eligible Amount Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members pursuant to Sections 5, 6, 7 and 8 of this Plan.

10.      COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

         (a) Any Common Shares not subscribed for in the Subscription Offering may be offered and sold in the Community Offering. If conducted, the Community Offering may be conducted concurrently with or at any time after the commencement or completion of the Subscription Offering and will be conducted in a manner which will give Community Members a preference in the purchase of Common Shares and will seek to achieve the widest distribution of Common Shares. The Company or the Holding Company may retain a Broker or a syndicate of broker-dealers to assist in selling the Common Shares in the Community Offering. The Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Holding Company and the Company with any required regulatory approval.


         (b) The maximum number of Common Shares which may be subscribed for or purchased in the Community Offering by any Person, together with any Associates or group of Persons Acting in Concert, will be 35,000 Common Shares, subject to the overall purchase limitations set forth in Section 11 of this Plan and subject to adjustment by the Boards of Directors of the Company and the Holding Company as set forth in Section 11 of this Plan. Orders for Common Shares in the Community Offering will first be filled up to a maximum of two percent (2%) of the Common Shares and thereafter any remaining shares will be allocated on an equal number of shares per order basis until all orders for Common Shares have been filled, subject to the limitations provided in Section 11 of this Plan. The Company and the Holding Company reserve the right to reject, in whole or in part, any order to purchase Common Shares from any Person in the Community Offering.


         (c) The Holding Company and the Company may sell any Common Shares remaining following the Subscription Offering and the Community Offering in a Public Offering. The provisions of Section 11 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Company and the Holding Company, subject to any required regulatory approval or consent.

         (d) If for any reason a Public Offering of Common Shares not sold in the Subscription Offering and the Community Offering cannot be effected, or in the event that any insignificant residue of Common Shares is not sold in the Subscription Offering and the Community Offering, the Holding Company and the Company shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS and the Division.

11.      ADDITIONAL LIMITATIONS ON PURCHASES

         (a) A minimum of 25 Common Shares must be purchased by each Person purchasing Common Shares in connection with the Conversion to the extent Common Shares are available; provided, however, that if the Actual Purchase Price is greater than $20 per share, the minimum number of Common Shares to which a Person may subscribe will be adjusted in a manner by which the aggregate Actual Purchase Price required to be paid for such minimum number of Common Shares does not exceed $500. No fractional shares will be issued, however, in connection with the Conversion.

         (b) If a Qualifying Deposit is held in the name of more than one Person, the aggregate amount of Common Shares which may be subscribed for or purchased by all Persons having an interest in such Qualifying Deposit shall be subject to the applicable purchase limitations set forth in Sections 5, 7, 8, 9 and 10 of this Plan.

         (c) Participants may purchase Common Shares in the Community Offering subject to the purchase limitations set forth in Section 10 of this Plan; provided, however, that the maximum amount of Common Shares which may be subscribed for or purchased in connection with the Conversion by any Person, together with any Associate or group of Persons Acting in Concert, will be one percent (1%) of the Common Shares to be sold in connection with the Conversion, except that any one or more of the Tax-Qualified Employee Stock Benefit Plans may purchase in the aggregate not more than 10% of the Common Shares to be sold in connection with the Conversion and will be entitled to purchase such amount regardless of the number of Common Shares purchased by other Persons. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person. Common Shares purchased by a Plan Participant in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Plan Participant in his individual capacity as a Participant and for purchases by such Plan Participant in the Community Offering or the Public Offering shall be aggregated with Common Shares purchased directly by or otherwise attributable to such Person. For the purpose of this Section 11, the members of the Boards of Directors of the Company and the Holding Company will not be deemed to be Associates or a group of Persons Acting in Concert solely as a result of their membership on such Boards of Directors.

         (d) The Officers and Directors of the Company and their Associates may purchase in the Conversion, in the aggregate, up to 25% of the total number of Common Shares to be sold in connection with the Conversion. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person. Common Shares purchased by Plan Participants in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Plan Participant in his individual capacity as a Participant or purchases by a Plan Participant in the Community Offering or the Public Offering shall be aggregated with Common Shares purchased directly by or otherwise attributable to such Person.

         (e) Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or resolicitation of subscribers, the purchase limitations set forth in Sections 10 and 11 of this Plan may be increased or decreased at the sole discretion of the Boards of Directors of the Company and the Holding Company at any time. If such limitation is increased after the commencement of the Subscription Offering, persons who subscribed for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit, subject to the rights and preferences of any person who has priority Subscription Rights. The Boards of Directors of the Company and the Holding Company may, in their sole discretion, increase such maximum purchase limitation up to 9.99%; provided, however, that orders for Common Shares exceeding 5% of the Common Shares to be sold in connection with the Conversion shall not exceed, in the aggregate, 10% of the Common Shares to be sold in connection with the Conversion. In the event that the purchase limitation is decreased after commencement of the Subscription Offering, the order of any Person who subscribed for the maximum number of Common Shares shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of Common Shares permitted to be subscribed for by such Person. The maximum purchase limitation for Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members shall not be decreased below one-tenth of one percent (.10%) of the total number of Common Shares to be issued in connection with the Conversion.

         (f) The purchase limitations set forth in this Section 11 shall not apply to the common shares, if any, contributed to the Foundation in accordance with the provisions of Section 27 of this Plan, nor shall such common shares be deemed Common Shares.

         (g) The Subscription Rights granted under this Plan are nontransferable. Each Subscription Right may be exercised only by the Person to whom it is issued and only for such Person's own account. Each Person exercising Subscription Rights will be required to certify that he or she is purchasing for his or her own account and that he or she has no agreement or understanding for the sale or transfer of the Common Shares for which he or she subscribes. The Board of Directors of the Company may reject any subscription which it reasonably believes involves an impermissible transfer of a Subscription Right. The Board of Directors of the Company may require any Person who the Board reasonably believes to be involved in an impermissible transfer of a Subscription Right to provide such information or assurances as the Board may request to verify the validity of a Subscription Right.

12.      PROCEDURES FOR THE OFFERINGS.

         (a) At the time the Proxy Materials are mailed to the Voting Members at their last known addresses appearing on the records of the Company, pursuant to the authorization of the OTS and the Division, the Company and the Holding Company may commence the Subscription Offering and the Community Offering. The Holding Company and the Company may elect to mail a Prospectus and an Order Form only to those Participants who request such materials by returning a postage-paid card by a date specified in the letter informing them of their Subscription Rights. Under such circumstances, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing by the Holding Company and the Company of the postage-paid card to Participants.

         (b) The Prospectus will contain all the information required by the OTS, the Division, the SEC and all applicable laws and regulations necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Common Shares.

         (c) The Order Forms will contain all the information required by the OTS, the Division and all applicable laws and regulations. Order Forms which have been photocopied or reproduced in any other manner will not be accepted.

         (d) The offer of Common Shares to Participants, to Community Members and to others will be conditioned upon the approval of this Plan by the Voting Members at the Special Meeting.

         (e) The Subscription Offering and the Community Offering may be closed before the Special Meeting.

13.      PAYMENT FOR COMMON SHARES.

         (a) Full payment for all Common Shares subscribed for must be received by the Company, together with properly completed and manually signed original Order Forms therefor, before the expiration time, which will be specified on the Order Forms, unless such date is extended by the Company and the Holding Company. The amount of the required payment will be the amount which equals the Initial Purchase Price (which will be specified in the Order Forms or accompanying materials), multiplied by the number of Common Shares subscribed for in accordance with the terms of this Plan.

         (b) Payment for Common Shares ordered in the Subscription Offering will be permitted to be made:

             (i)    In cash, if delivered in person;

             (ii) By check, bank draft, money order or negotiable order of withdrawal; provided, however, that any payment by check will be accepted subject to payment of such check by the drawee of such check;

             (iii) By appropriate authorization of withdrawal from any Savings Account at the Company; or

             (iv) By appropriate authorization of funds held for such Person's benefit by a Tax-Qualified Employee Stock Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such Person to direct that some or all of such Person's individual accounts or subaccounts be invested in Common Shares.

         (c) For the purpose of determining the withdrawal balance of any Savings Account, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to such accounts will be paid by the Company on the amounts deemed to have been withdrawn until the date on which the Conversion is completed or terminated, at which time the authorized withdrawal actually will be made. Interest will be paid by the Company on payments for Common Shares paid in cash or by check, negotiable order of withdrawal or money order at an annual rate equal to the passbook account rate at the Company or such higher rate as may be determined by the Company. Such interest will be paid from the date payments are received by the Company until consummation or termination of the Conversion.

         (d) The Order Forms will contain appropriate means by which authorization of withdrawals from Savings Accounts may be made to pay for subscribed Common Shares. Once a withdrawal has been authorized, none of the designated withdrawal amount may be withdrawn from the designated Savings Account (except by the Company as payment for Common Shares) while this Plan remains in effect. Savings Accounts will be permitted to be established for the purpose of making payment for subscribed Common Shares. Notwithstanding any regulatory provisions regarding penalties for early withdrawal from certificate accounts and minimum qualifying balances for such accounts, payment for Common Shares will be permitted through authorization of withdrawals from such accounts without the assessment of such penalties. If, after such withdrawal, the applicable minimum balance requirement ceases to be met, such certificate account will be canceled and the remaining balance thereof will earn interest only at the passbook account rate at the Company.

         (e) The Company may not lend funds or otherwise extend credit to any Person to purchase Common Shares.

         (f) If the Actual Purchase Price is less than the Initial Purchase Price, the Company shall refund the difference to all Participants and other Persons, unless the Holding Company and the Company choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole Common Shares, subject to applicable purchase limits. If the Actual Purchase Price is more than the Initial Purchase Price, the Company shall reduce the number of Common Shares ordered by Participants and other Persons and refund any remaining amount which is attributable to a fractional share interest, unless the Company and the Holding Company choose to provide Participants and other Persons the opportunity to increase their payments for Common Shares subscribed for or ordered, subject to applicable purchase limits.


14.      EXPIRATION OF SUBSCRIPTION RIGHTS.

         (a) All Subscription Rights provided for in this Plan, including, without limitation, the Subscription Rights of all Persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire at a specified time on a specified date which will be not less than 20 days nor more than 45 days following the date on which Order Forms are first sent to Participants. If the Holding Company and the Company elect to mail a Prospectus and an Order Form only to those Participants who request such materials by returning a postage-paid card by a date specified in the letter informing them of their Subscription Rights, the Subscription Offering shall not be closed until the expiration of 30 days after the mailing of the postage-paid card to Participants.

         (b) If the Company is unable to locate particular persons granted Subscription Rights under this Plan, or if Order Forms (i) are returned as undeliverable by the United States Post Office, (ii) are not received by the Company prior to the expiration date specified thereon, (iii) are defectively filled out or executed, or (iv) are not, when received by the Company, accompanied by the full required payment for the Common Shares subscribed for (including cases in which Savings Accounts from which withdrawals are authorized contain insufficient funds to satisfy the required payment or the check, bank draft, negotiable order of withdrawal or money order is not paid by the drawee thereof), the Subscription Rights will lapse as though the Person to whom such rights have been granted failed to return the completed Order Form within the time period specified thereon. In any such case as discussed in this paragraph
(b), all payments accompanying the Order Forms will be refunded and, in the case of payments authorized through withdrawal from Savings Accounts as permitted by
Section 13 of this Plan, such withdrawals will not be made.

         (c) The Company may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of a corrected Order Form or waive the remittance of full payment for shares subscribed for by such date as it may specify. An executed Order Form, once received by the Company, may not be modified, amended or rescinded without the consent of the Company, unless (i) the Community Offering is not completed within 45 days after the expiration time of the Subscription Offering, or (ii) the final valuation of the Company, as converted, is less than the minimum of the Estimated Price Range established by the Independent Appraiser before the commencement of the Subscription Offering or exceeds the maximum of the Estimated Price Range by more than 15%. If either of those events occurs, persons who have subscribed for Common Shares will receive written notice that they have a right to affirm, increase, decrease or rescind their subscriptions. Subject to the authority of the OTS and the Division, all interpretations by the Company and the Holding Company of the terms and conditions of this Plan and of the Order Forms will be final.

         (d) The sale of all Common Shares must be completed within 45 days after the termination of the Subscription Offering, unless extended by the Company with the consent of the OTS and the Division, and within 24 months of approval of this Plan by the Voting Members at the Special Meeting. The 24-month period may not be extended by the Company, the OTS or the Division.

15.      COMPLIANCE WITH SECURITIES LAWS.

         The Company and the Holding Company will make reasonable efforts to comply with the securities laws of the United States and all other jurisdictions in which Participants reside. No Person, however, will be offered any Subscription Rights or sold any Common Shares under this Plan if such Person resides in a foreign country or in any jurisdiction of the United States in respect of which (a) the granting of Subscription Rights or the offer or sale of Common Shares under this Plan to such Person would require the Company, the Holding Company or their Directors, Officers or employees to register under the securities laws of such jurisdiction as a Broker, Dealer or agent or to register or otherwise qualify the Common Shares for sale in such state; (b) there are few Participants otherwise eligible to subscribe for Shares under this Plan who reside in such jurisdiction; or (c) the Company determines that compliance with the securities laws of such jurisdiction would be impracticable or unduly burdenson for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such Participants.

16.      RIGHTS OF SHAREHOLDERS AFTER COMPLETION OF CONVERSION.

         After the Conversion, the Holding Company will be the sole shareholder of the Company and will exercise all rights attendant to owning the shares of the Company. Voting rights in respect of the Holding Company will be held and exercised exclusively by the holders of the issued and outstanding common shares of the Holding Company. Neither borrowers from the Company nor holders of Savings Accounts in the Company will have any voting rights in the Company or the Holding Company on the basis of such borrowings or Savings Accounts. The shareholders of the Holding Company will have the exclusive rights, subject to the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the Liquidation Account provided for in Section 17 of this Plan, to receive the distribution of any assets remaining after payment of creditors' claims, including the claims of Savings Account holders to the withdrawal value of their accounts, in the event of any voluntary or involuntary liquidation of the Company after the Conversion.

17.      LIQUIDATION ACCOUNT.

         (a) For purposes of granting a limited priority claim to the assets of the Company in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account at the Company after the Conversion, the Company will, at the time of the Conversion, establish the Liquidation Account in an amount equal to the retained earnings of the Company as set forth in its latest statement of financial condition contained in the Prospectus for the sale of Common Shares. The Liquidation Account will not operate to restrict the use or application of any of the regulatory capital of the Company.

         (b) Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in a portion of the Liquidation Account for each Savings Account making up such account holder's Qualifying Deposit (herein referred to as the "Subaccount").

         (c) The initial balance of each Subaccount will be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of the account holder's Qualifying Deposits as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Eligible Account Holders on the corresponding record date. For Savings Accounts in existence on both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccounts will be determined on the basis of the Qualifying Deposits in such Savings Accounts on each such date. The balance of each Subaccount will never be increased above the initial balance. If the balance in the Savings Account to which a Subaccount relates, at the close of business on the last day of each fiscal year of the Company subsequent to the respective record dates, is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on the last day of each fiscal year of the Holding Company subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date and (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the balance of the Subaccount for such Savings Account will be adjusted in proportion to the reduction in such Savings Account balance. In the event of any such downward adjustment, such Subaccount balance will not be subsequently increased notwithstanding any increase in the deposit balance of the related Savings Account. If any Savings Account is closed, its related Subaccount will be reduced to zero upon such closing. The Subaccount of an account holder will be maintained for as long as the account holder maintains the related Savings Account with the same Social Security or tax identification number.

         (d) In the event of a complete liquidation of the converted Company (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive from the Liquidation Account a distribution equal to the current adjusted balance in each of such account holder's Subaccounts before any liquidation distribution may be made to any holders of the capital stock of the Company. No merger, consolidation, sale of bulk assets or similar combination or transaction with another savings association, the accounts of which are insured by the FDIC, will be deemed to be a complete liquidation for this purpose and, in any such transaction, the Liquidation Account will be assumed by the surviving insured institution.

18.      ACCOUNTS IN CONVERTED COMPANY.

         Each Savings Account in the Company at the time of the Conversion will constitute, without payment or further action by the account holder, a Savings Account in the Company as converted, equal in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Shares), and subject to the same terms and conditions, except as to voting and liquidation rights, as such Savings Account in the Company immediately before the Conversion.

19. RESTRICTIONS ON PURCHASES AND SALES OF COMMON SHARES BY OFFICERS AND DIRECTORS FOLLOWING CONVERSION.

         (a) All Common Shares purchased by Officers or Directors of the Holding Company or the Company or their Associates pursuant to this Plan will be subject to the restriction that no such shares will be sold for a period of one year following the date of purchase of such shares, except in the event of the death of the Officer, Director or Associate or pursuant to any merger or similar transaction approved by the OTS.

         (b) With respect to all Common Shares subject to the restriction on subsequent disposition pursuant to paragraph (a) of this Section 19, each of the following provisions will apply:

             (i) Each certificate representing such shares will bear the following legend prominently stamped thereon giving notice of such restriction on transfer:

                    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD BY THE REGISTERED HOLDER HEREOF FOR A PERIOD OF NOT LESS THAN ONE YEAR FROM THE DATE OF ISSUANCE HEREOF, EXCEPT IN THE EVENT OF THE DEATH OF THE REGISTERED HOLDER OF SUCH SHARES.

             (ii) Instructions will be given to the transfer agent for the Holding Company, if any, not to recognize or effect any transfer of any certificates representing such shares or any change of record ownership thereof in violation of such restriction on transfer; and

             (iii) Any shares of capital stock of the Holding Company issued as a stock dividend, stock split or otherwise with respect to outstanding Common Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Common Shares with respect to which such shares of stock are issued.

         (c) For a period of three years following the Conversion, no Officer or Director, or any Associates of such Officer or Director shall, without the prior written approval of the OTS, purchase the capital stock of the Holding Company other than from a Broker or Dealer registered with the SEC. This provision will not apply to (i) negotiated transactions involving more than one percent of a class of outstanding capital stock of the Holding Company or (ii) purchases of shares of capital stock made by and held by any one or more tax-qualified or non-tax-qualified employee stock benefit plans which may be attributable to individual Officers or Directors.

         The foregoing restrictions on purchases of common shares of the Holding Company shall be in addition to any restrictions that may be imposed by federal and state securities laws.

20.      RESTRICTIONS ON ACQUISITION OF THE COMPANY OR THE HOLDING COMPANY.

         Acquisition of the capital stock of the Company or the Holding Company after the Conversion will be subject to various restrictions contained in the Amended Articles, the Amended Constitution, the articles of incorporation of the Holding Company, the code of regulations of the Holding Company and various state and federal laws and regulations. In addition, the articles of incorporation of the Holding Company or the Amended Articles may include the limitation that, for a period of up to five years from the date of completion of the Conversion of the Company from mutual to stock form, no Person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of an equity security of the Company or the Holding Company.

21.      CONSUMMATION OF CONVERSION.

         The Conversion of the Company from mutual to stock form will be deemed to have taken place and to be effective at the time and date provided in the regulations of the OTS and the Division. The Conversion must be completed within 24 months of the approval of this Plan by the Members.

22.      ADOPTION OF AMENDED ARTICLES AND AMENDED CONSTITUTION

         As part of the Conversion, the Company shall take all appropriate steps to adopt the Amended Articles and the Amended Constitution and to present the Amended Articles and the Amended Constitutions to the Voting Members for their approval.

23.      TAX RULINGS/OPINIONS.

         The Conversion is expressly conditioned upon the prior receipt by the Company and the Holding Company of either rulings from the Internal Revenue Service and the appropriate Ohio taxing authorities or opinions of legal counsel or other tax advisors to the Company in form and substance satisfactory to the Company and to the effect, among other things, that the Conversion will constitute a tax-free "reorganization" as defined in Section 368(a) of the Internal Revenue Code of 1986, as amended, and comparable provisions of applicable state law, or that consummation of the transactions provided for in this Plan will not otherwise result in any federal, state or other tax consequences to the Company or the converted Company deemed materially adverse by the Board of Directors of the Company or the Board of Directors of the Holding Company.

24.      DIRECTORS AND OFFICERS OF THE COMPANY.

         It is not intended that the Conversion will result in any change in the Directors or Officers of the Company. The persons serving as Officers on the date the Application is filed with the OTS and the Division will continue to serve at the discretion of the Board of Directors of the Company in their respective capacities as Officers of the converted the Company. The persons serving as Directors of the Company on the date the Application is filed with the OTS and the Division will continue to serve as Directors following the Conversion until their terms expire or their earlier death, resignation or removal from office.

25.      STOCK BENEFIT PLANS.

         Following the completion of the Conversion, the Company or the Holding Company may establish one or more stock option plans and management recognition plans to the extent permitted by OTS regulations. The Company and the Holding Company may make scheduled or discretionary contributions to one or more stock benefit plans maintained by the Company or the Holding Company for the benefit of the Directors, Officers or employees of the Company or the Holding Company, provided such contributions do not cause the Company to fail to meet its regulatory capital requirement.

26.      REGISTRATION OF COMMON SHARES; MARKET FOR COMMON SHARES.

         (a) Before or promptly following the Conversion, the Holding Company will register the Common Shares with the SEC pursuant to the Securities Exchange Act of 1934 and will not deregister such shares for a period of three years thereafter.

         (b) The Holding Company will use its best efforts to encourage and assist a market maker to establish and maintain a market for the Common Shares and will use its best efforts to cause such shares to be quoted on The Nasdaq Stock Market (or any comparable quotation system which may hereafter be developed) or listed on a national or regional securities exchange.

27.      ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION


         As part of the Conversion, the Holding Company and the Company may establish or contribute to the Foundation. To fund the Foundation, the Company would contribute funds prior to completion of the Conversion or, immediately subsequent to the Conversion, the Company or the Holding Company would contribute common shares in an amount not to exceed eight percent (8%) of the number of Common Shares issued in the Conversion, or a combination of cash and common shares, subject to the receipt of any required regulatory approval or consent. The purpose of the contribution to the Foundation is to complement the Company's existing community reinvestment activities and to share the Company's financial success as a locally-based, community-oriented, financial services institution.

         The Foundation would be dedicated to the promotion of charitable purposes including community development, grants, or donations to support housing assistance and affordable housing programs, not-for-profit community groups and other similar types of organizations and projects. In order to serve the purposes for which it would be formed and in order to maintain its qualification under Section 501(c)(3) of the Code, the Foundation might sell, on an annual basis, a portion of the common shares contributed to it by the Company or the Holding Company, if any.


         The Board of Directors of the Foundation may be comprised of individuals who are Officers or Directors of the Company or the Holding Company. The Board of Directors of the Foundation would be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

28.      EXPENSES OF CONVERSION.

         The Company and the Holding Company will use their best efforts to ensure that the expenses incurred in connection with the Conversion will be reasonable.

29.      AMENDMENT OR TERMINATION OF THIS PLAN.

         If deemed necessary or desirable by the Boards of Directors of the Company and the Holding Company, this Plan may be amended by the Boards of Directors of the Company and the Holding Company in their sole discretion at any time prior to the solicitation of Proxies from Voting Members entitled to vote on this Plan and at any time thereafter with the concurrence of the OTS and the Division. The Conversion pursuant to this Plan may be terminated by the Boards of Directors of the Company and the Holding Company in their sole discretion at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS and the Division.

30.      INTERPRETATION OF THIS PLAN.

         The Boards of Directors of the Company and the Holding Company will interpret this Plan. To the extent permitted by law, all interpretations of this Plan and applications of its terms shall be made by a majority of the Directors of the Company and the Holding Company and, subject to the authority of the OTS and the Division, such interpretation will be final.



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